UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 6, 2012

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industrial Drive, Boerne, TX 78006
(Address of principal executive offices)(Zip Code)

(210) 737-6600
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 3.02                      Unregistered Sales of Equity Securities.

Securities Purchase Agreement between the Company and TCA Global Credit Master Fund, LP, executed April 6, 2012

Tootie Pie Company, Inc. (the "Company") executed a securities purchase agreement with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), on April 6, 2012, whereby TCA committed to purchase up to $1,000,000 of senior secured redeemable debentures of the Company (the “Agreement”). The Agreement provides for the purchase and sale of debentures and extension of the total loan amount in separate closings. TCA funded an amount of $350,000 for the first closing, and TCA will fund up to an additional $650,000 at a later date or dates, subject to certain terms and conditions. The loan is secured by all of the assets and properties of the Company pursuant to a security agreement executed April 6, 2012 (the “Security Agreement”). The net proceeds available to the Company, after deducting the transaction advisory fee payable by the Company to TCA and other associated closing costs and expenses, will be approximately $323,650.

On April 6, 2012, the Company issued a $350,000 senior secured redeemable debenture to TCA (the “Debenture”). The Debenture is due and payable on April 9, 2013 (the “Maturity Date”), together with interest on the outstanding principal balance of the Debenture at a rate of 11% per annum. The Debenture may be prepaid by the Company at any time prior to the Maturity Date with three business days advance written notice to TCA. On or before the Maturity Date, when the Company redeems the Debenture, the Company will be required to pay a redemption premium equal to the then outstanding principal amount due under the Debenture multiplied by four percent (4%), in addition to the principal amount being redeemed, all accrued interest as of the redemption date, and all costs, fees, and charges due and payable. Upon the occurrence of an event of default under the Debenture, the interest rate on the Debenture shall increase and immediately accrue at the maximum interest rate permitted by applicable law, and TCA would be entitled, in its sole direction, to acceleration of full repayment of the debt plus all accrued interest and redemption premiums due under the Debenture.

The Company has agreed to make monthly payments of principal ($29,166.67), interest, and the corresponding amount of redemption premium ($1,750.00) to TCA, beginning on May 1, 2012. The Debenture is secured by all of the assets and properties of the Company pursuant to the Security Agreement.

The Company agreed to pay a transaction advisory fee to TCA equal to three percent (3%) of the amount of the Debenture purchased by TCA at the first closing, or approximately $10,500. The Company also agreed to reimburse TCA for due diligence fees and legal fees, for an aggregate of $20,000.

The Company intends to use the funds from the Debenture for general working capital purposes.

The Company may request that TCA purchase additional debentures under the Agreement at any time prior to the Maturity Date of the Debenture. In the event of any additional closings, the Company shall pay to TCA a transaction advisory fee equal to two percent (2%) of the amount of the debentures purchased by TCA at any such additional closings, which fee shall be due and payable upon such additional closing and withheld from the gross purchase price paid by TCA for the debentures at such additional closing.

Common Stock Issuance pursuant to the Securities Purchase Agreement between the Company and TCA Global Credit Master Fund, LP, executed April 6, 2012

In connection with the sale of the Debenture and as both inducement for their purchase by TCA and compensation for corporate advisory and investment banking services provided by TCA to the Company prior to April 6, 2012, the Company shall issue to TCA shares of its common stock valued at $60,000 (the “Shares”).

It is the intention of the Company and TCA that the value of the Shares shall equal $60,000. In the event the value of the Shares issued to TCA does not equal $60,000 after a nine month evaluation date, the Agreement provides for an adjustment provision allowing for necessary action (either the issuance of additional shares to TCA or the return of shares previously issued to TCA to the Company) to adjust the number of Shares issued.

With respect to the sale of its common stock described above, the Company is relying on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the Shares. The Shares were sold to an accredited investor. The Shares were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

Subordination Agreement between the Company, TCA Global Credit Master Fund, LP, and the Company’s Chief Executive Officer, Don L. Merrill, Jr., executed April 6, 2012

The Company, TCA, and the Company’s Chief Executive Officer, Don L. Merrill, Jr. executed a subordination agreement on April 6, 2012 (the “Subordination Agreement”) in favor of the holder of the Debenture. As of the date of the Subordination Agreement, there was currently no outstanding debt due by the Company to Mr. Merrill. The parties agreed that no indebtedness shall be incurred between the Company and Mr. Merrill while the Debenture, or any of the additional debentures which may be issued, are outstanding.

The foregoing description of each of the Agreement, the Security Agreement, the Debenture, and the Subordination Agreement does not purport to be a complete statement of the parties’ rights and obligations under, or a complete explanation of the material terms of, the agreements related to the Agreement, the Security Agreement, the Debenture, and the Subordination Agreement and is qualified in its entirety by reference to the provisions contained in the full text of the documents, respectively, which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2 to this Current Report of Form 8-K and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. The Company’s actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in the Company’s annual report on Form 10-K and other reports the Company files with the Securities and Exchange Commission. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. The Company does not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in its expectations, except as required by law. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Senior Secured Redeemable Debenture issued by the Company to TCA Global Credit Master Fund, LP, executed April 6, 2012
4.2	Subordination of Loans Agreement by and among the Company, Don L. Merrill, Jr., and TCA Global Credit Master Fund, LP, executed April 6, 2012
10.1	Securities Purchase Agreement by and between the Company and TCA Global Credit Master Fund, LP, executed April 6, 2012
10.2	Security Agreement by and between the Company and TCA Global Credit Master Fund, LP, executed April 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

Date: April 12, 2012	By:	/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr.
Chief Executive Officer